Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Invesco DB US Dollar Index Trust of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Invesco DB US Dollar Index Bearish Fund’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

August 17, 2021

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